Exhibit 99

DEPARTMENT 56 REPORTS SECOND QUARTER 2005 RESULTS

July 28, 2005 – Eden Prairie, MN. – Department 56 (NYSE: DFS), a leading collectible and giftware company, today reported financial results for its second quarter ending July 2, 2005.

Revenues for the second quarter were $36.9 million compared to $49.0 million in 2004. Revenues for the first six months were $56.9 million compared to $69.2 million in the prior year.

Income from continuing operations for the second quarter was $4.1 million or $0.30 per share compared to $13.3 million or $0.98 per share in 2004.  Income from continuing operations for the first six months was $1.5 million or $0.11 per share compared to $11.8 million or $0.88 per share in the prior year.

Included in the 2004 second quarter and first half results was $6.9 million of other income from the settlement of litigation, which affects the comparability of 2005 results with those of 2004. Second quarter 2004 income from continuing operations, adjusted to exclude this $6.9 million of other income, was $8.9 million or $0.66 per share. First half 2004 net income from continuing operations, adjusted to exclude this $6.9 million of other income, was $7.4 million, or $0.55 per share.

Commenting on second quarter results, Susan Engel, Chairwoman and Chief Executive Officer, said, “Our wholesale business continues to be affected by the decline in the Gift & Specialty channel.  The weakness in Gift & Specialty orders experienced in the first quarter continued through the second quarter.  We continue to see cautiousness in the orders from this channel and are aggressively pursuing reorders in the latter part of the year to minimize stock out situations at these accounts.  Although we are disappointed with the order rate to-date, we are putting in place sales and marketing programs around our expansion into year-round product categories that we believe will improve Gift & Specialty orders as well as increase the revenue opportunity of both Time to Celebrate and our retail stores.  The acquisition of Lenox is an integral part of this strategy.”

Recent Announcement

In a separate announcement last week, the Company has said it has entered into agreement to acquire Lenox, Inc. from Brown-Forman Corp.  Lenox, which produces and sells tabletop, collectible and giftware product such as fine china, crystal, silver and flatware, generated sales of approximately $465 million in its most recent fiscal year.  The Company expects the acquisition to be accretive to 2005 earnings.

Second Quarter Performance from Continuing Operations

Wholesale Segment
Revenues were down 26% to $34.8 million from $47.3 million in 2004. The decrease was principally due to a reduction in product shipments as a result of the decline in the Company’s wholesale order rate discussed below.  Wholesale shipments in the second quarter were also impacted by the shift in the Company’s order mix from Gift & Specialty accounts to department store and national accounts.  The Company should benefit from this shift in the third quarter when it typically ships department store and national accounts.

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The gross margin percentage was 47% compared to 54% in 2004. The decrease was primarily due to the Company’s more aggressive pricing of many of its new items and its decision not to pass on cost increases on some of its existing items.

Selling expenses were $3.2 million, or 9% of sales, compared to $3.6 million, or 8% of sales in the prior year. The decrease in selling expenses was primarily due to a decrease in commissions and sales and showroom expenses of $0.6 million, offset by a $0.2 million increase in the provision for doubtful accounts.

Retail Segment
Revenues were up 24% to $2.1 million from $1.7 million in the prior year. The increase was due to increased Time to Celebrate revenue, a same-store sales increase of 1%, and the opening of a new retail store in June 2004 (which operated during the entire second quarter of 2005, but only a portion of the second quarter of 2004).

The gross margin percentage was 56% compared to 61% in 2004. The decrease was principally due to higher markdowns and lower wholesale product margins as explained above.

Selling expenses were $1.7 million compared to $1.9 million during 2004. The decrease was primarily due to lower incentive compensation and rent expense, offset by an increase in Time to Celebrate operations and the opening of a new retail store in June 2004.

Corporate
Unallocated general and administrative expense was $6.2 million compared to $7.0 million in 2004.  The decrease was principally due to lower employee benefit expense.

Year-To-Date Performance from Continuing Operations

Wholesale Segment
Revenues were down 20% to $53.1 million from $66.1 million in 2004. The decrease was principally due to a reduction in product shipments as a result of the decline in the Company’s wholesale order rate discussed below.

The gross margin percentage was 46% compared to 53% in 2004. The decrease was primarily due to the Company’s more aggressive pricing of many of its new items and its decision not to pass on cost increases on some of its existing items as well as an increase in the provision for excess inventory recorded in the first quarter as a result of lower wholesale orders.

Selling expenses were $6.4 million, or 12% of sales, compared to $6.6 million, or 10% of sales in the prior year. The decrease in selling expenses was primarily due to a decrease in commissions and sales and showroom expenses of $0.7 million, offset by a $0.6 million increase in the provision for doubtful accounts.

Retail Segment
Revenues were up 21% to $3.9 million from $3.2 million in the prior year. The increase was due to increased Time to Celebrate revenue, a same-store sales increase of 2%, and the opening of a new retail store in June 2004 (which operated during the entire first half of 2005, but only a portion of the first half of 2004).

The gross margin percentage was 53% compared to 61% in 2004. The decrease was principally due to higher markdowns and lower wholesale product margins as explained above.

Selling expenses were $3.8 million compared to $3.7 million during 2004. The increase was primarily due to an increase in Time to Celebrate operations and the opening of the new retail store in June 2004, partially offset by lower incentive compensation and rent expense.

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Corporate
Unallocated general and administrative expense was $14.1 million compared to $14.8 million in 2004.  The decrease was principally due to lower employee incentive and benefit expense.

Accounts receivable at the end of the second quarter were $43.4 million compared to $51.9 million at the end of the second quarter last year. The decrease is principally due to the decrease in wholesale revenues.

Inventories at the end of the second quarter were $28.1 million compared to $19.4 million a year ago.  The increase is principally due to the timing of receipt of wholesale inventory from overseas vendors, higher retail segment inventories resulting from the addition of the new retail store and an increase in Time to Celebrate operations.

Discontinued Operations

The Company completed the closing of its Geppeddo subsidiary during the first quarter of 2004 and reclassified its results as discontinued operations for all periods presented.

Wholesale Customer Orders

The Company received wholesale customer orders of $108.5 million in the first half of 2005 which were down 17% compared to the $130.6 million of orders received in the first half of 2004. Orders during the second quarter of $23.2 million were down 22% relative to orders of $29.6 million in the second quarter of 2004.

For the first half of 2005, orders for the Company’s Village Series products of $50.7 million were down 21% compared to $64.3 million in the prior year, while Giftware orders of $57.8 million were down 13% from $66.3 million. For the second quarter, orders for Village Series products of $11.1 million were down 27% compared to $15.1 million in the prior year, and orders for Giftware products of $12.1 million were down 16% from $14.5 million.

Fiscal 2005 Outlook

Excluding the impact of the Lenox acquisition, the Company expects full-year 2005 fully diluted earnings per share from continuing operations to be in the range of $0.95 to $1.00 from continuing operations, consistent with the EPS range previously announced.  This range reflects the lower second quarter order rate offset by planned reductions in expenses.  EPS from continuing operations in 2004 was $1.86. Fiscal 2004 net income from continuing operations included the benefit of $3.5 million, or $0.26 per share, from the settlement of litigation net of related expenses. Excluding this settlement and related expenses, net income from continuing operations was $1.60 per share in 2004.

About Department 56

Department 56, Inc. is a leading collectible and giftware company that recognizes the importance of celebrating life’s extraordinary moments – holidays, special days, and every day. Best known for its lighted Village buildings, Snowbabies™ figurines and extensive holiday and special occasion product lines, the Company designs and develops festive giftware with the highest principles of quality and creativity.

Department 56 sells its products through approximately 12,500 wholesale customers who operate gift, specialty and department store locations in the United States and Canada, Company-operated retail stores, direct mail catalog companies and international distributors. Through its Time to Celebrate™ division, the Company sells holiday and seasonal giftware assortments direct to consumers at home shows. Time to Celebrate had approximately 1,000 independent sales consultants at the end of 2004.

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Investors will have the opportunity to listen to the Company’s July 29th conference call over the Internet at www.earnings.com. To listen to the live call, please go to the website at least fifteen minutes prior to the 9:00 a.m. ET call. For those who cannot listen to the live broadcast, a replay will be available.

Investor Contact

Gregg Peters

Telephone:  (952) 944-5600

Notes concerning forward-looking statements:

This release contains forward-looking statements about the Company’s performance. These statements are based on management’s estimates, assumptions and projections as of today and are not guarantees of future performance. Any conclusions or expectations expressed in, or drawn from, the statements in this press release concerning matters that are not historical corporate financial results are forward-looking statements that involve risks and uncertainties. Actual results may vary materially from forward-looking statements and the assumptions on which they are based. The Company undertakes no obligation to update or publish in the future any forward-looking statements. Also, please read the bases, assumptions and factors set out in Item 7 in the Company’s Form 10-K for 2004 dated March 17, 2005 and filed under the Securities Exchange Act of 1934, all of which is incorporated herein by reference and applicable to the forward-looking statements set forth herein.

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DEPARTMENT 56, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(In thousands, except per share amounts)

	Quarter Ended				26 Weeks Ended July 2, 2005		26 Weeks Ended July 3, 2004
	July 2, 2005		July 3, 2004

NET SALES	$36,885		$48,980		$56,925		$69,225
COST OF SALES	19,246	52.2%	22,493	45.9%	30,380	53.4%	32,194	46.5%

Gross Profit	17,639	47.8%	26,487	54.1%	26,545	46.6%	37,031	53.5%

Selling, general and administrative expenses	11,213	30.4%	12,480	25.5%	24,284	42.7%	25,116	36.3%

OPERATING INCOME FROM CONTINUING OPERATIONS	6,426	17.4%	14,007	28.6%	2,261	4.0%	11,915	17.2%

Interest expense	112	0.3%	113	0.2%	211	0.4%	228	0.3%
Litigation settlement	—	0.0%	(6,871)	-14.0%	—	0.0%	(6,871)	-9.9%
Other, net	(123)	-0.3%	1	0.0%	(278)	-0.5%	83	0.1%

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	6,437	17.5%	20,764	42.4%	2,328	4.1%	18,475	26.7%

INCOME TAX EXPENSE	2,317	6.3%	7,475	15.3%	838	1.5%	6,652	9.6%

INCOME FROM CONTINUING OPERATIONS	4,120	11.2%	13,289	27.1%	1,490	2.6%	11,823	17.1%

INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX	—	0.0%	124	0.3%	—	0.0%	(1,372)	-2.0%

NET INCOME	$4,120	11.2%	$13,413	27.4%	$1,490	2.6%	10,451	15.1%

INCOME PER SHARE - BASIC:
INCOME PER SHARE FROM CONTINUING OPERATIONS	$0.30		$1.00		$0.11		$0.89
INCOME (LOSS) PER SHARE FROM DISCONTINUED OPERATIONS	—		0.01		—		(0.10)
NET INCOME PER SHARE - BASIC	$0.30		$1.01		$0.11		$0.79

INCOME PER SHARE - ASSUMING DILUTION:
INCOME PER SHARE FROM CONTINUING OPERATIONS	$0.30		$0.98		$0.11		$0.88
INCOME (LOSS) PER SHARE FROM DISCONTINUED OPERATIONS	—		0.01		—		(0.10)
NET LOSS PER SHARE - ASSUMING DILUTION	$0.30		$0.99		$0.11		$0.78

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	13,750		13,302		13,644		13,241
ASSUMING DILUTION	13,808		13,519		13,860		13,427

SUPPLEMENTAL INFORMATION -
Depreciation expense (as reported within SG&A)	$857		$927		$1,730		$1,887

DEPARTMENT 56, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands)

	July 2, 2005	January 1, 2005	July 3, 2004
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$10,858	$33,756	$821
Short-term investments	10,000	11,150	1,000
Accounts receivable, net	43,370	28,488	51,923
Inventories	28,083	15,998	19,368
Deferred taxes	3,943	4,304	3,740
Other current assets	3,951	3,045	2,902
Total current assets	100,205	96,741	79,754

PROPERTY AND EQUIPMENT, net	14,639	15,933	16,937
GOODWILL, TRADEMARKS AND OTHER, net	51,421	51,491	51,561
MARKETABLE SECURITIES	2,260	2,930	3,434
OTHER ASSETS	105	293	306
	$168,630	$167,388	$151,992

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$7,236	$6,028	$5,852
Accrued compensation and benefits payable	2,274	5,339	3,849
Income tax payable	2,525	1,547	4,300
Other current liabilities	1,008	1,533	1,166
Total current liabilities	13,043	14,447	15,167

DEFERRED COMPENSATION OBLIGATION	2,260	2,929	3,439
DEFERRED TAXES	5,465	5,425	4,474
DEFERRED RENT	685	830	992
STOCKHOLDERS’ EQUITY	147,177	143,757	127,920
	$168,630	$167,388	$151,992

Reclassifications - Certain reclassifications were made to the July 3, 2004 and January 1, 2005 condensed consolidated balance sheets in order to conform to the presentation of the July 2, 2005 condensed consolidated balance sheet.  These reclassifications had no impact on consolidated net income or retained earnings as previously reported.

DEPARTMENT 56, INC.

SEGMENTS OF THE COMPANY AND RELATED INFORMATION FROM CONTINUING OPERATIONS (UNAUDITED)

(In thousands)

	Quarter Ended				26 Weeks Ended July 2, 2005		26 Weeks Ended July 3, 2004
	July 2, 2005		July 3, 2004
WHOLESALE:
Village sales	$15,070	43.3%	$25,077	53.0%	$25,264	47.6%	$34,810	52.7%
Giftware sales	19,729	56.7%	22,226	47.0%	27,809	52.4%	31,241	47.3%

Net sales	34,799	100.0%	47,303	100.0%	53,073	100.0%	66,051	100.0%
Gross margin	16,480	47.4%	25,463	53.8%	24,513	46.2%	35,106	53.1%
Selling expenses	3,249	9.3%	3,591	7.6%	6,406	12.1%	6,573	10.0%
Income from operations	13,231	38.0%	21,872	46.2%	18,107	34.1%	28,533	43.2%

RETAIL:
Net sales	2,086	100.0%	1,677	100.0%	3,852	100.0%	3,174	100.0%
Gross margin	1,159	55.6%	1,024	61.1%	2,032	52.8%	1,925	60.6%
Selling expenses	1,718	82.4%	1,933	115.3%	3,776	98.0%	3,728	117.5%
Loss from operations	(559)	-26.8%	(909)	-54.2%	(1,744)	-45.3%	(1,803)	-56.8%

CORPORATE -
Unallocated general and administrative expenses	(6,246)		(6,956)		(14,102)		(14,815)

CONSOLIDATED:
Net sales	36,885		48,980		56,925		69,225
Operating income from continuing operations	6,426	17.4%	14,007	28.6%	2,261	4.0%	11,915	17.2%

The Company has two reportable segments - Wholesale and Retail.  Although the product produced and sold for each segment is similar, the type of customer for the product and the method used to distribute the product are different.  The segmentation of these operations also reflects how the Company’s chief executive officer (the CEO) currently reviews the results of these operations.  Income from operations for each reporting segment includes specifically identifiable operating costs such as cost of sales and selling expenses.  General and administrative expenses are generally not allocated to specific operating segments and are therefore reflected in the Corporate category.  Other components of the statement of operations, which are classified below income from operations, are also not allocated by segment.  In addition, the Company generally does not account for or report assets, capital expenditures, or depreciation and amortization by segment.  All transactions between operating segments have been eliminated and are not included in the table above.

Reclassifications - Certain reclassifications were made to the quarter and 26 weeks ended July 3, 2004 segment information in order to conform to the presentation of the quarter and 26 weeks ended July 2, 2005.  These reclassifications had no impact on consolidated net income as previously reported.